Exhibit 10.1

SPECIAL OFFICER SEPARATION AGREEMENT

This Special Officer Separation Agreement (the “Agreement”) dated as of February 5, 2014 is entered into by and between Dan Sheldon (the “Executive”) and Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”).

I.	Separation from Employment

Effective as of February 5, 2014, the Executive hereby resigns as the Corporate Vice President and Chief Financial Officer of the Company and from all officer positions with the Company and its subsidiaries, as well as his membership on all boards of directors and committees of the Company and its subsidiaries, and shall be employed in an advisory role to assist in transition matters from and after such date. The Executive’s employment with the Company and its subsidiaries shall terminate on April 11, 2014 (the “Separation Date”) and, as of that date, the Executive shall cease performing all duties and responsibilities for the Company and its subsidiaries. Concurrent with the Executive’s execution of this Agreement, the Executive shall execute and deliver to the Company the letter of resignation attached to this Agreement as Exhibit A.

II.	Special Payments and Benefits

Subject, where provided below, to (i) the Executive’s nonrevocation as provided in Section IX of this Agreement, (ii) the Executive’s execution and delivery within 21 days after the Separation Date (and nonrevocation within the seven-day statutory revocation period) of the Separation Date Release attached to this Agreement as Exhibit B (the “Separation Date Release”) and (iii) the Executive’s compliance with the terms of this Agreement and the Separation Date Release, the Executive shall be entitled to the special payments and benefits set forth in Sections II.A, II.B, II.C and II.D below.

A. Separation Payment

Subject to the Executive’s nonrevocation of this Agreement, the Executive’s execution, delivery and nonrevocation of the Separation Date Release and the Executive’s compliance with the terms of this Agreement and the Separation Date Release (as described above), the Executive shall be entitled to a separation payment, in a single, lump sum, in cash, payable not later than July 31, 2014, in the amount of $750,000.

B. 2014 Annual Cash Incentive

Subject to the Executive’s nonrevocation of this Agreement, the Executive’s execution, delivery and nonrevocation of the Separation Date Release and the Executive’s compliance with the terms of this Agreement and the Separation Date Release (as described above), the Executive shall be entitled to payment of his annual cash incentive award for the fiscal year ending June 30, 2014, at the time that 2014 annual cash incentive awards are paid to Company officers, which is currently expected to be August 29, 2014, which payment shall be determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) based on actual financial performance of the Company relative to the fiscal-year financial goals previously established by the Compensation Committee and prorated based on the number of months completed during the fiscal year prior to the Separation Date. In determining the amount of the prorated payment that is based on the Executive’s personal performance, the amount shall bear the same proportion to the target amount allocated to personal performance measures as the amount of the prorated payment that is based on the Company’s financial performance bears to the target amount allocated to financial performance for the fiscal year. For example, if financial performance metrics are achieved at target, the entire payment will be made at target.

C. Stock Option Awards

Subject to the Executive’s nonrevocation of this Agreement, the Executive’s execution, delivery and nonrevocation of the Separation Date Release and the Executive’s compliance with the terms of this Agreement and the Separation Date Release (as described above), the Stock Option Grants (“Options”) awarded to the Executive under the 2007 Omnibus Award Plan (the “2007 Plan”) with dates of grant on February 9, 2012 and February 11, 2013, in each case, shall continue to vest in accordance with the terms of the Options as if the Executive were continuously employed by the Company following the Separation Date for a period of 36 months and be exercisable for a period of 36 months following the Separation Date. The Options awarded to the Executive under the 2007 Plan that have dates of grant prior to September 16, 2011 shall, in accordance with the terms of the Options, continue to vest and be exercisable following the Separation Date for a period of 36 months.

D. Restricted Stock Units

Subject to the Executive’s nonrevocation of this Agreement, the Executive’s execution, delivery and nonrevocation of the Separation Date Release and the Executive’s compliance with the terms of this Agreement and the Separation Date Release (as described above), the Restricted Stock Unit Grants (“RSUs”) awarded to the Executive under the 2007 Plan with dates of grant on October 1, 2012 and October 1, 2013 shall vest on April 1, 2015 and April 1, 2016, respectively, and, in each case, the portion of the RSU that vests shall be prorated based on the portion of the relevant performance period completed as of the Separation Date, rounded to the nearest full fiscal quarter, and shall be determined pursuant to the 2007 Plan based on the actual financial performance of the Company relative to the financial goals previously established by the Compensation Committee for the performance period under each RSU.

III.	Accrued Wages, Expenses and Matching Gifts

The Executive shall receive the Executive’s accrued but unpaid wages and accrued but unused time off due through the Separation Date in accordance with the Company’s normal payroll practices. In addition, the Executive shall be entitled to reimbursement for any unreimbursed business expenses properly incurred by the Executive prior to the Separation Date in accordance with Company policy (and for which the Executive has submitted proper documentation as may be required by the Company), and the Company shall match the Executive’s contributions to qualified tax-exempt organizations made on or prior to the Separation Date subject to and in accordance with the terms of the Company’s Director & Officer Matching Gift Program.

IV.	Employee Benefit Plans

The Executive’s vested accrued benefits under the Company’s Retirement Savings Plan and Supplemental Officers Retirement Plan and benefits under the Executive Retiree Health Insurance Plan and other employee welfare benefit plans of the Company (not including any severance plan or arrangement), if any, due to the Executive following the Separation Date shall be determined in accordance with the terms and conditions of the employee benefit plans of the Company, as applicable.

V.	No Other Benefits

Except as set forth in this Agreement, there are no other payments or benefits due to the Executive from the Company or its subsidiaries following the Separation Date. The Executive and the Company each acknowledge and agree that the payments and benefits provided pursuant to this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409Aof the Internal Revenue Code of 1986, as amended, and neither party will take any contrary position on any tax return or report, unless otherwise required by law.

VI.	Release of Claims

In partial consideration of the special separation payments and benefits described in this Agreement, to which the Executive agrees the Executive would not be entitled unless the Executive executes this Agreement, the Executive, for and on behalf of the Executive and the Executive’s heirs and assigns (the “Releasors”), hereby irrevocably and unconditionally releases and forever discharges the Company and its members, shareholders, parents, subsidiaries, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors (in their capacities as such) and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company or its subsidiaries or affiliates, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans (collectively, the “Releasees”), from all claims, actions, causes of action, rights, judgments, obligations, damages, charges, accountings, demands or liabilities of whatever kind or character, in law or in equity, whether known or unknown, (collectively, the “Claims”) which may have existed or which may now exist from the beginning of time to the date of this Agreement, including, without limitation, any Claims the Releasors may have arising from or relating to the Executive’s employment, hiring or entering into employment or termination from employment with the Company, its subsidiaries or affiliates or relating to any agreement between the Executive and the Company, its subsidiaries or affiliates, and any Claims the Releasors may have under: the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, as amended; all claims based on the Constitution and laws of the State of New York, the City of New York, and the State of New Jersey, New York State Wage and Hour Laws, New York State Human Rights Law, New York Executive Law, New York Civil Rights Act, New York Whistleblower’s Law, New York AIDS Testing Confidentiality Act, New York Occupational Safety and Health Laws, New York City Human Rights Act, New York City Administrative Code, New York Labor Law, New Jersey Law Against Discrimination, New Jersey Conscientious Employee Protection Act, New Jersey Family Leave Act, New Jersey Wage and Hour Laws, New Jersey Wage Discrimination Act; any other federal, state, local or foreign laws against discrimination; or any other federal, state, local or foreign statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Releasors of any Claims for wrongful discharge, breach of contract, torts or any other Claims in any way related to the Executive’s employment with, hiring by or termination from the Company, its subsidiaries or affiliates. This also includes a release of any Claims for age discrimination under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefit Protection Act and the applicable rules and regulations promulgated thereunder (“ADEA”), which requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. The foregoing does not release the Company from any obligations due to the Executive under this Agreement, and the Executive is not waiving any right of indemnification and/or advancement he may have under the Company’s charter documents by-laws, or otherwise under applicable law or the right to coverage under any directors and officers’ liability insurance maintained by the Company. In addition, the Executive waives any claim to reinstatement or re-employment with the Company or its subsidiaries, and the Executive agrees not to bring any claim based upon the failure or refusal of the Company or any of its subsidiaries to employ the Executive hereafter.

VII.	Proceedings

The Executive acknowledges that the Executive has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). The Executive represents that the Executive is not aware of any basis on which such a Proceeding could reasonably be instituted. By signing this Agreement, the Executive: (a) acknowledges that the Executive shall not initiate or cause to be initiated on his behalf any Proceeding and shall not participate in any Proceeding, in each case, except as required by law; (b) waives any right the Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”); and (c) acknowledges that the Executive shall be limiting the availability of certain remedies that the Executive may have against the Company and limiting also the Executive’s ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in Section VI of this Agreement shall prevent the Executive from: (x) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in Section V of this Agreement (but no other portion of such waiver), or (y) initiating or participating in an investigation or proceeding conducted by the EEOC.

VIII.	Consideration

The special separation payments and benefits payable to the Executive under this Agreement include consideration provided to the Executive over and above anything of value to which the Executive already is entitled. The Executive acknowledges that the Executive has had sufficient time from the date of the Executive’s receipt of this Agreement to consider all the provisions of this Agreement.

THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT (AND THE EXECUTIVE HAS CONSULTED) AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EXECUTIVE IS GIVING UP

CERTAIN RIGHTS WHICH THE EXECUTIVE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT, AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

IX.	Revocation

The Executive hereby acknowledges and understands that the Executive shall have seven days from the date of the Executive’s execution of this Agreement to revoke the release of Claims arising under ADEA under Section VI of this Agreement by providing written notice of revocation delivered to the General Counsel of the Company no later than 5:00 p.m. on the seventh day after the Executive has signed the Agreement. Neither the Company nor any other person is obligated to provide any of the special separation payments and benefits under this Agreement unless eight days have passed since the Executive’s execution of this Agreement without the Executive having revoked this Agreement. If the Executive revokes this Agreement pursuant to this Section IX, the Executive shall not have any right or entitlement to any such payments and benefits; provided that all other provisions of the Agreement shall continue in full force and effect.

X.	No Admission

This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company.

XI.	Restrictive Covenants

During the Executive’s employment with the Company or one of its subsidiaries, the Executive participated in policy decisions and had access to the confidential information and trade secrets of the Company and its subsidiaries which constitute valuable, highly confidential, special and unique property of the Company and its subsidiaries. The Executive agrees as follows:

A. Noncompetition

During the period of the Executive’s employment and the period of 18 months following the date hereof (together, the “Restricted Period”), the Executive will not, directly or indirectly, become or be interested in, employed by, or associated with in any capacity, any person, corporation, partnership or other entity whatsoever (a “Person”) engaged in any aspect of the Company’s or its subsidiaries’ businesses or businesses the Company or any of its subsidiaries had formal plans to enter on the November 11, 2013, in a capacity which is the same or similar to any capacity in which the Executive was involved during the last two years of his employment with the Company or any of its subsidiaries. The restrictions set forth in this Section XI.A shall apply only to the business or businesses that the Company or any of its subsidiaries is engaged in or has formal plans to enter with which the Executive was involved. During the Restricted Period, however, nothing shall prevent the Executive from owning, as an inactive investor, securities of any competitor of the Company or any of its subsidiaries which are listed on a national securities exchange. Furthermore, during the Restricted Period, the Executive may become employed in a separate, autonomous division of a corporation, provided such division is not a competitor of the Company or any of its subsidiaries.

B. Confidentiality/Return of Materials

During and after his employment by the Company or one of its subsidiaries, the Executive will not use, or disclose to any Person any confidential information, trade secrets or proprietary information of the Company or its subsidiaries, its vendors, licensors, marketing partners or clients, learned by the Executive during his employment and/or any of the names and addresses of clients of the Company or any of its subsidiaries. The Executive acknowledges that he is prohibited from taking any confidential, proprietary or other materials or property of the Company or its subsidiaries upon termination of employment. Upon termination of employment, the Executive shall return all materials of the Company and its subsidiaries (including, without limitation, all memoranda and notes containing the names, addresses and/or needs of clients of the Company or any of its subsidiaries and bona fide prospective clients) in the Executive’s possession or over which the Executive exercises control, regardless of whether such materials were prepared by the Company, any of its subsidiaries, the Executive or a third party.

C. Nonsolicitation of Clients

During the Restricted Period, the Executive shall not, on the Executive’s behalf or on behalf of any Person, directly or indirectly, solicit, contact, call upon, communicate with or attempt to communicate with any Person which was a client (or a bona fide prospective client of which the Executive knew or had reason to know) of the Company or any of its subsidiaries before November 11, 2013, to sell (license or lease) any software or service competitive with any software or services sold, licensed, leased, provided or under development by the Company or any of its subsidiaries during the two-year period prior to November 11, 2013, provided that the restrictions set forth in this Section IX.C shall only apply to such clients or bona fide prospective clients of businesses of the Company or any of its subsidiaries with which the Executive was involved.

D. Nonsolicitation of Employees

During the Restricted Period, the Executive will not, directly or indirectly, (i) hire, contract with, solicit, or encourage any employee to leave the employ of the Company or any of its subsidiaries, or (ii) hire or contract with any former employee of the Company or any of its subsidiaries within one year after the date such person ceases to be an employee of the Company and its subsidiaries.

E. Work Product

The Executive understands and acknowledges that the Company shall have the sole and exclusive rights to anything relating to its actual or prospective business which the Executive conceived or worked on, either in whole or in part, while employed by the Company or one of its subsidiaries and that all such work product may be property of the Company as “works for hire” under federal copyright law and may also constitute confidential and proprietary information of the Company. Accordingly, the Executive:

(a) will promptly and fully disclose all such items to the Company and will not disclose such items to any other person or entity without the Company’s consent;

(b) will maintain on the Company’s behalf and surrender to the Company upon termination of employment appropriate written records regarding all such items;

(c) will, but without personal out-of-pocket expense, which shall be reimbursed by the Company, fully cooperate with the Company, execute all papers and perform all acts requested by the Company to establish, confirm or protect its exclusive rights in such items or to enable it to transfer legal title to such items, together with any patents that may be issued;

(d) will, but without personal out-of-pocket expense, which shall be reimbursed by the Company, provide such information and true testimony as the Company may request regarding such items including, without limitation, items which the Executive neither conceived nor worked on but regarding which the Executive has knowledge because of the Executive’s employment with the Company or one of its subsidiaries;

(e) hereby assigns to the Company, its successors and assigns, exclusive right, title and interest in and to all such items, including any patents which have been or may be issued; and

(f) states that only such items in which the Executive personally holds or claims an interest and which are not subject to this Agreement are listed on the Ownership Schedule attached hereto. The absence of an Ownership Schedule means that no such items exist.

F. Restrictions Reasonable

It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in this Section XI to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section XI or elsewhere in this Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

G. Nondisparagement

The Executive agrees (whether on, after or prior to the Separation Date) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or its subsidiaries or the officers, directors or managers of the Company or its subsidiaries; however, notwithstanding the above, to the extent reasonably necessary, the Executive may respond in a truthful and appropriate manner to any legal process or give truthful and appropriate testimony in a legal or regulatory proceeding. The Company shall direct its executive officers

(as defined by the Securities Exchange Act of 1934, as amended) not (whether on, after or prior to the Separation Date) to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Executive; however, notwithstanding the above, to the extent reasonably necessary, such executive officers may respond in a truthful and appropriate manner to any legal process or give truthful and appropriate testimony in a legal or regulatory proceeding.

H. Code of Conduct

The Executive agrees to abide by the applicable terms of the Company’s Code of Business Conduct and Ethics and the Code of Ethics for the Principal Executive Officer and Senior Financial Officers, and the terms of the Company’s Clawback Policy shall continue to apply.

I. Cooperation

After the Separation Date, the Executive agrees to spend up to 100 hours to cooperate: (a) with the Company to provide information or other assistance relating to existing business operations or activities of the Company during the Restricted Period; and (b) with the Company in connection with any litigation or regulatory matters in which the Executive may have relevant knowledge or information. This cooperation shall include, without limitation, the following: (x) to meet and confer, at a time mutually convenient to the Executive and the Company, with the Company’s designated in-house or outside attorneys for trial preparation purposes, including answering questions, explaining factual situations, preparing to testify, or appearing for deposition; (y) to appear for trial and give truthful trial testimony without the need to serve a subpoena for such appearance and testimony; and (z) to give truthful sworn statements to the Company’s attorneys upon their request and, for purposes of any deposition or trial testimony, to adopt the Company’s attorneys as the Executive’s own (provided that there is no conflict of interest that would disqualify the attorneys from representing the Executive). The Company agrees to be respectful of the Executive’s schedule in connection with any requests for Executive’s cooperation pursuant to this Section XI.I, to provide the Executive with reasonable notice of the need for his cooperation under this paragraph, to schedule a mutually convenient time for such cooperation, and to reimburse the Executive for reasonable out-of-pocket expenses necessarily incurred by the Executive in connection with the cooperation set forth in this Section XI.I.

XII. Enforcement

The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section XI of this Agreement would be inadequate, and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available in the Supreme Court of New York, New York County, or in the Federal District Court for the Southern District of New York.

XIII.	General Provisions

A. No Waiver; Severability

A failure of the Company or any of the Releasees to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Agreement shall remain valid and binding upon the Executive and the Releasees.

B. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK.

C. Entire Agreement/Counterparts

This Agreement constitutes the entire understanding and agreement between the Company and the Executive with regard to all matters herein and supersedes any other agreements between the Company and the Executive relating to noncompetition and nonsolicitation of clients and employees. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by the parties hereto. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

D. Withholding

The Company shall be entitled to withhold from any amount payable hereunder any federal, state and local taxes to satisfy any withholding tax obligation it may have under any applicable federal, state or local law.

E. Notice

For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered: (a) personally; (b) by overnight courier service; (c) by facsimile transmission; or (d) by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses, as set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith; provided that notice of change of address shall be effective only upon receipt. Notices shall be deemed given as follows: (x) notices sent by personal delivery or overnight courier shall be deemed given when delivered; (y) notices sent by facsimile transmission shall be deemed given upon the sender’s receipt of confirmation of complete transmission; and (z) notices sent by United States registered mail shall be deemed given two days after the date of deposit in the United States mail.

If to the Executive:

To the address as shall most currently appear on the records of the Company.

With a copy to:

Brian S. Cousin

Dentons

1221 Avenue of the Americas

New York, NY 10020

brian.cousin@dentons.com

If to the Company to:

Broadridge Financial Solutions, Inc.

1981 Marcus Avenue

Lake Success, NY 11042

Fax: (516) 472-5014

Attn: General Counsel

F. Arbitration

Except as otherwise provided in Section XII of this Agreement, any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by binding arbitration. This arbitration shall be held in New York, New York before a single arbitrator and shall be conducted, and the arbitrator selected, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration. The arbitrator shall be acceptable to both the Company and the Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction thereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the dates set forth below.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Maryjo Charbonnier
Name:	Maryjo Charbonnier
Title:	Corporate Vice President, Human Resources

Date:	February 5th, 2014

/s/ Dan Sheldon
Dan Sheldon

Date:	February 5, 2014

EXHIBIT A

RESIGNATION

I, the undersigned Dan Sheldon, do hereby resign, effective as of February 5, 2014, from the position of Corporate Vice President and Chief Financial Officer of Broadridge Financial Solutions, Inc. (the “Company”), from all other officer positions with the Company and its subsidiaries, and from membership on all boards of directors and committees of the Company and its subsidiaries on which I serve.

Dan Sheldon

Date:

A-1

EXHIBIT B

SEPARATION DATE RELEASE

This Separation Date Release (the “Separation Date Release”) is made by Dan Sheldon (the “Releasor”) in order to receive the special separation payments and benefits set forth in the Special Officer Separation Agreement dated as of February 5, 2014 (the “Agreement”) by and between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”) and the Releasor.

I.	Release of Claims

In partial consideration of the special separation payments and benefits set forth in the Agreement, to which the Releasor agrees the Releasor is not entitled until and unless the Releasor executes (and does not revoke) the Separation Date Release, the Releasor, for and on behalf of the Releasor and the Releasor’s heirs and assigns (the “Releasors”), hereby irrevocably and unconditionally releases and forever discharges the Company and its members, shareholders, parents, subsidiaries, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors (in their capacities as such) and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company or its subsidiaries or affiliates, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans (collectively, the “Releasees”), from all claims, actions, causes of action, rights, judgments, obligations, damages, charges, accountings, demands or liabilities of whatever kind or character, in law or in equity, whether known or unknown, (collectively, the “Claims”) which may have existed or which may now exist from the beginning of time to the date of the Separation Date Release, including, without limitation, any Claims the Releasors may have arising from or relating to the Releasor’s employment, hiring or entering into employment or termination from employment with the Company, its subsidiaries or affiliates or relating to any agreement between the Releasor and the Company, its subsidiaries or affiliates, and any Claims the Releasors may have under: the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; Section 1985(3) of the Civil Rights Act of 1871; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, as amended; all claims based on the Constitution and laws of the State of New York, the City of New York, and the State of New Jersey, New York State Wage and Hour Laws, New York State Human Rights Law, New York Executive Law, New York Civil Rights Act, New York Whistleblower’s Law, New York AIDS Testing Confidentiality Act, New York Occupational Safety and Health Laws, New York City Human Rights Act, New York City Administrative Code, New York Labor Law, New Jersey Law Against Discrimination, New Jersey Conscientious Employee Protection Act, New Jersey Family Leave Act, New Jersey Wage and Hour Laws, New Jersey Wage Discrimination Act; any other federal, state, local or foreign laws against discrimination; or any other federal, state, local or foreign statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment, including the New Jersey Conscientious Employee Protection Act. The Separation Date Release includes a release by the Releasors of any Claims for wrongful discharge, breach of contract, torts or any other Claims in any way related to the Releasor’s employment with, hiring by or termination from the Company, its subsidiaries or affiliates. The Separation Date Release also includes a release of any Claims for age discrimination under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefit

B-1

Protection Act and the applicable rules and regulations promulgated thereunder (“ADEA”). ADEA requires that the Releasor be (and the Releasor has been) advised to consult with an attorney before the Releasor waives any claim under ADEA. The Separation Date Release does not release the Company from any obligations due to the Releasor under the Agreement, and the Releasor is not waiving any right of indemnification he may have under the Company’s charter documents and applicable law or the right to coverage under any directors and officers’ liability insurance maintained by the Company. In addition, the Releasor waives any claim to reinstatement or re-employment with the Company or its subsidiaries, and the Releasor agrees not to bring any claim based upon the failure or refusal of the Company or any of its subsidiaries to employ the Releasor hereafter.

II.	Proceedings

The Releasor acknowledges that the Releasor has not filed any complaint, charge, claim or proceeding against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). The Releasor represents that the Releasor is not aware of any basis on which such a Proceeding could reasonably be instituted. By signing this Agreement the Releasor: (a) acknowledges that the Releasor shall not initiate or cause to be initiated on his behalf any Proceeding and shall not participate in any Proceeding, in each case, except as required by law; (b) waives any right the Releasor may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”); and (c) acknowledges that the Releasor shall be limiting the availability of certain remedies that the Releasor may have against the Company and limiting also the Releasor’s ability to pursue certain claims against the Releasees. Notwithstanding the above, nothing in the Separation Date Release shall prevent the Releasor from: (x) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under ADEA contained in the Separation Date Release (but no other portion of such waiver), or (y) initiating or participating in an investigation or proceeding conducted by the EEOC.

III.	Time to Consider

The payments and benefits under the Agreement include consideration that is provided to the Releasor over and above anything of value to which the Releasor would already be entitled and which are conditioned on the execution (and nonrevocation) of the Separation Date Release. The Releasor acknowledges that the Releasor has been advised that the Releasor has 21 days from the Separation Date (as defined in the Agreement) to consider all the provisions of the Separation Date Release.

THE RELEASOR FURTHER ACKNOWLEDGES THAT THE RELEASOR HAS READ CAREFULLY THE SEPARATION DATE RELEASE, HAS BEEN ADVISED BY THE COMPANY TO CONSULT (AND HE HAS CONSULTED) AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE RELEASOR IS GIVING UP CERTAIN RIGHTS WHICH THE RELEASOR MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES AS DESCRIBED IN THE SEPARATION DATE RELEASE. THE RELEASOR ACKNOWLEDGES THAT THE RELEASOR HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN AND THE RELEASOR AGREES VOLUNTARILY TO THE TERMS OF THE SEPARATION DATE RELEASE.

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IV.	Revocation

The Releasor hereby acknowledges and understands that the Releasor shall have seven days from the date of the Releasor’s execution of the Separation Date Release to revoke the Separation Date Release (including, without limitation, any and all claims arising under ADEA) by providing written notice of revocation delivered to the General Counsel of the Company no later than 5:00 p.m. on the seventh day after the Releasor has signed the Separation Date Release. Neither the Company nor any other person is obligated to provide to the Releasor any of the special separation payments and benefits that are subject to the execution and nonrevocation of the Separation Date Release, as provided in the Agreement, until eight days have passed since the Releasor’s execution of Release without the Releasor having revoked the Release. If the Releasor revokes the Release as provided in this Section IV, the Releasor shall not have any right or entitlement to any such payments and benefits; provided that all other provisions of the Agreement shall continue in full force and effect.

*        *        *         *

WHEREAS, the Releasor has duly executed the Separation Date Release as of the date set forth below.

Dan Sheldon

Date:

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